Exhibit 10.22

RIGHT OF FIRST REFUSAL AGREEMENT

THIS RIGHT OF REFUSAL AGREEMENT (this “Agreement”) is entered into as of May 5, 2008, by and among (i) the entities listed as “grantors” on the signature pages of this Agreement (each a “Grantor” and collectively the “Grantors”), and (ii) Senior Housing Properties Trust, a Maryland real estate investment trust (“SNH”).

WITNESSETH:

WHEREAS,   the Grantors have agreed to grant to SNH a right of first refusal to purchase certain medical office buildings, clinical laboratory buildings and biomedical, pharmaceutical and laboratory buildings, listed on Schedule A hereto and as more particularly described on Schedules B-1 through B-35 hereto (each a “ROFR Property”, and collectively, the “ROFR Properties”), subject to, and upon, the terms and conditions of this Agreement;

NOW, THEREFORE,   for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereto hereby agree as follows:

1.             Right of First Refusal to Purchase.    The Grantors hereby grant to SNH, subject to the Declaration of Trust of HRPT Properties Trust (“HRPT”) and subject to and in accordance with the terms and conditions of this Section 1, the right of first refusal to purchase the ROFR Properties.

(a)           If a Grantor desires to sell a ROFR Property, or if a Grantor shall otherwise receive an offer from a party other than SNH, or its affiliates, for any such sale or transfer which such Grantor intends to accept, then such Grantor shall, prior to entering into an agreement with respect to such sale, provide, or shall cause to be provided, written notice (the “ROFR Notice”) to SNH of its intention to effect such a transaction, which ROFR Notice shall specify the cash purchase price for the ROFR Property, the terms of payment, the closing date and the other material business terms of such transaction. SNH shall have fifteen (15) business days after receipt of the ROFR Notice to notify such Grantor in writing (the “ROFR Acceptance Notice”) of its intent to purchase the ROFR Property on the terms and conditions set forth in the ROFR Notice. The negotiation and execution of a mutually acceptable purchase and sale agreement must occur no more than fifteen (15)

calendar days after the date on which SNH gave the Grantor the ROFR Acceptance Notice.

(b)           If SNH fails or elects not to give timely a ROFR Acceptance Notice, or if a mutually acceptable purchase and sale agreement is not executed within fifteen (15) calendar days after the date on which SNH gave the Grantor the ROFR Acceptance Notice, then the Grantor shall have three hundred sixty-five (365) days from the date thereof to sell the ROFR Property to any third party (including any party making the offer set forth in subsection (a) above) for a purchase price not less than 95% of the cash purchase price specified in the ROFR Notice. If such sale shall not have occurred within such three hundred sixty-five (365) day period, then the sale of the ROFR Property shall once again be subject to the right of first refusal set forth in this Agreement.

(c)           Excluded Transactions.    The following transactions shall be excluded from the right of first refusal contained herein:

(i)            A transfer of any ROFR Property to a governmental or quasi-governmental agency (collectively, the “Agency”) as part of a tax reduction or tax abatement program in which a Grantor leases a ROFR Property back from the Agency; provided, however, a transfer or assignment of such Grantor’s interest as tenant in the lease of the ROFR Property from the Agency shall be subject to the terms and conditions of this Agreement and the right of first refusal granted herein;

(ii)           A transfer of a ROFR Property to an entity that is wholly owned, directly or indirectly, by HRPT so long as such entity continues to be wholly owned directly or indirectly by HRPT;

(iii)          A sale of a ROFR Property to any tenant or other party having a right of first refusal or offer to purchase in effect on the date hereof on the terms and conditions of such right of first refusal or offer to purchase;

(iv)          A sale of the ROFR Property to the appropriate condemning authority pursuant to eminent domain or under threat of eminent domain;

(v)           Any financing, reorganization, recapitalization,

reclassification, exchange of shares or spin-offs to HRPT shareholders, in each case where there is no Change of Control.

2.             Change of Control.   For the purposes of this Agreement, a direct or indirect Change of Control shall be deemed a sale. HRPT shall give SNH prompt written notice of the occurrence of any Change of Control with respect to any Grantor. In such event, subject to the provisions of the Declaration of Trust of HRPT, SNH shall have the option, exercisable by written notice to HRPT within sixty (60) days after HRPT’s notice to SNH regarding such Change of Control, to purchase any or all of the ROFR Properties owned by the Grantor to which such Change of Control applies (or any Subsidiary of such Grantor), for a purchase price equal to, with respect to each such ROFR Property, the Change of Control Purchase Price.

As used in this Agreement:

(i)            “Affiliated Person”     shall mean, with respect to any Person, (a)  in the case of any such Person which is a partnership, any partner in such partnership, (b) in the case of any such Person which is a limited liability company, any member of such company, (c) any other Person which is a Parent, a Subsidiary, or a Subsidiary of a Parent with respect to such Person or to one or more of the Persons referred to in the preceding clauses (a) and (b), (d) any other Person who is an officer, director, trustee or employee of, or partner in or member of, such Person or any Person referred to in the preceding clauses (a), (b) and (c), and (e) any other Person who is a member of the Immediate Family of such Person or of any Person referred to in the preceding clauses (a) through (d).

(ii)           “Capitalization Value”     shall mean, with respect to any ROFR Property, the Net Operating Income of such ROFR Property divided by the greater of (a) treasuries plus 350 basis points and (b) nine percent (9%).

(iii)          “Change of Control”     shall mean, with respect to any Grantor, (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC) of 9.8% or more in violation of the Declaration of Trust of HRPT, or rights, options or warrants to acquire 9.8% or more, of the outstanding shares of voting stock or other voting interests of a Grantor or its direct or indirect Parent in violation of the Declaration of Trust of HRPT, as the case may be, or the power to direct the management and policies of a Grantor or its direct or indirect

Parent, directly or indirectly, (b) the merger or consolidation of a Grantor or its direct or indirect Parent with or into any other Person (other than the merger or consolidation of any Person into a Grantor or direct or indirect Parent that does not result in a Change of Control of a Grantor or direct or indirect Parent under clauses (a), (c) or (d) of this definition), (c) any one or more sales or conveyances to any Person of all or any material portion of the assets (including capital stock or other equity interests) or business of HRPT, or (d) the cessation, for any reason, of the individuals who at the beginning of any twenty-four (24) consecutive month period (commencing on the date of this Agreement) constituted the board of directors of a Grantor or its direct or indirect Parent (together with any new directors whose election by such board or whose nomination for election by the shareholders of a Grantor or its direct or indirect Parent, as the case may be, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of any such period or whose election or nomination for election was previously so approved) to constitute a majority of the board of directors of a Grantor or its direct or indirect Parent then in office.

(iv)          “Change of Control Purchase Price”     shall mean, with respect to any ROFR Property which is less than fifty percent (50%) leased, the Fair Market Value of such ROFR Property and, with respect to any ROFR Property which is fifty percent (50%) or more leased, the lesser of (x) the Fair Market Value of such ROFR Property and (y) the Capitalization Value of such ROFR Property.

(v)           “Entity”     shall mean any corporation, general or limited partnership, limited liability company or partnership, stock company or association, joint venture, association, company, trust, bank, trust company, land trust, business trust, real estate investment trust, cooperative, any government or agency, authority or political subdivision thereof or any other entity.

(vi)          “Fair Market Value”     shall mean, with respect to any ROFR Property, the price that a willing buyer not compelled to buy would pay a willing seller not compelled to sell for such ROFR Property, determined by agreement of the parties or, absent agreement within thirty (30) days after any party’s written request for agreement, by appraisal in accordance with the following process. The Grantor and SNH shall each select a Qualified Appraiser within five (5) days after the notice from either party demanding arbitration. If either party shall fail to select and appoint a Qualified Appraiser within such five (5) day period, such party shall be deemed to have accepted the fair market value determined by the other party’s Qualified Appraiser. If Grantor and SNH shall each select and appoint a Qualified Appraiser within such five (5) day period, but the two appraisers shall fail to agree upon the fair market value within thirty (30) days of their appointment, then either Grantor or SNH, on behalf of both, may then request the American Arbitration Association to select a third Qualified Appraiser, in which event the two appraisers shall submit their appraisals to the third appraiser in writing, and such third appraiser shall determine which of the two appraisals is the fair market value. The costs incurred in connection with such appraisal process shall be borne equally by the parties.

(vii)         “Immediate Family”     shall mean, with respect to any individual, such individual’s spouse, parents, brothers, sisters, children (natural or adopted), stepchildren, grandchildren, grandparents, parents-in-law, brothers-in-law, sisters-in-law, nephews and nieces.

(viii)        “Net Operating Income”    shall mean, with respect to any ROFR Property, the amount by which (i) the rents and other revenues projected to be received from the operation and/or leasing of the property or any portion thereof (excluding the proceeds from any capital event) for the twelve (12) full calendar month period following the month in which the anticipated sale will occur (determined on the basis of leases in good standing that are in effect at the time of such calculation), exceeds (ii) the  projected operating expenses, real estate taxes, and ground rent (if any) for such ROFR Property for such twelve (12) month period; Net Operating Income shall be net of an allowance for bad debt expenses in accordance with generally accepted accounting principles, consistently applied, and based on actual prior experience.

(ix)           “Parent”    shall mean, with respect to any Person, any Person which owns directly, or indirectly through one or more Subsidiaries or Affiliated Persons, twenty percent (20%) or more of the voting or beneficial interest in, or otherwise has the right or power (whether by contract, through ownership of securities or otherwise) to control, such Person.

(x)            “Person”    shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

(xi)           “Qualified Appraiser”     shall mean any disinterested person who is a member in good standing of the American Institute of Real Estate Appraisers or the American Society of Real Estate Counselors (or the successor to either of such organizations) and who has had not less than ten (10) years’ experience in appraising and valuing properties of the size, type and nature of the ROFR Property.

(xii)          “Subsidiary”     shall mean, with respect to any Person, any Entity (a) in which such Person owns directly, or indirectly through one or more Subsidiaries, twenty percent (20%) or more of the voting or beneficial interest or (b) which such Person otherwise has the right or power to control (whether by contract, through ownership of securities or otherwise).

3.             Term of Right of First Refusal.     The right of first refusal to purchase provided to SNH in this Agreement shall automatically terminate and be null and void with respect to any ROFR Property at the earlier of (i) the sale of such ROFR Property pursuant to Section 1(b) or (c)(iii) or (iv) of this Agreement, or (ii) the date that is thirty-five (35) years from and after the date hereof.

4.             Short Form Memorandum.     The parties agree to execute a short form memorandum of this Agreement to be recorded with the land records of the jurisdiction where each ROFR Property is located. This Agreement shall not be recorded by either party.

5.             Governing Law.     This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

6.             Notices.     (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either by hand, by telecopier with confirmed receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

(b)           All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a business day or is required to be delivered on or before a specific day which is not a business day, the day of receipt or required delivery shall automatically be extended to the next business day.

(c)           All such notices shall be addressed,

if to any Grantor, to:

c/o HRPT Properties Trust

400 Centre Street

Newton, Massachusetts  02458

Attn:  Mr. John C. Popeo

[Telecopier No. (617) 928-1305]

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, 34th Floor

Los Angeles, California 90071

Attn:  Meryl K. Chae, Esq.

[Telecopier No. (213) 621-5035]

if to SNH, to:

Senior Housing Properties Trust

400 Centre Street

Newton, Massachusetts  02458

Attn:  Mr. David J. Hegarty

[Telecopier No. (617) 796-8349]

with a copy to:

Sullivan & Worcester LLP

One Post Office Square

Boston, Massachusetts  02109

Attn:  Nancy S. Grodberg, Esq.

[Telecopier No. (617) 338-2880]

(d)           By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

7.             Binding Effect.     This Agreement shall run with the ROFR Properties, and shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

8.             Non-liability of Trustees of Grantors.     The Declarations of Trust of HRPT Properties Trust, Blue Dog Properties Trust, Hub Properties Trust and Lakewood Property Trust, copies of which are duly filed with the Department of Assessments and Taxation of the State of Maryland, provide that the names “HRPT Properties Trust”, “Blue Dog Properties Trust”, “Hub Properties Trust” and “Lakewood Property Trust”, respectively, refer to the trustees under such Declaration of Trust collectively as trustees, but not individually or personally, and that no trustee, officer, shareholder, employee or agent of HRPT Properties Trust, Blue Dog Properties Trust, Hub Properties Trust or Lakewood Property Trust, respectively, shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, HRPT Properties Trust, Blue Dog Properties Trust, Hub Properties Trust or Lakewood Property Trust, respectively. All persons dealing with any Grantor, in any way, shall look only to the assets of such Grantor for the payment of any sum or the performance of any obligation.

9.             Non-liability of Trustees of SNH.     The Declaration of Trust of Senior Housing Properties Trust, a copy of which is duly filed with the Department of Assessments and Taxation of the State of Maryland, provides that the name “Senior Housing Properties Trust” refers to the trustees under such Declaration of Trust collectively as trustees, but not individually or personally, and that no trustee, officer, shareholder, employee or agent of Senior Housing Properties Trust shall be held to any personal liability, jointly or severally, for any obligation or, or claim against, Senior Housing Properties Trust. All persons dealing with SNH, in any way, shall look only to the assets of SNH for the payment of any sum or the performance of any obligation.

[Signature pages follow.]

IN WITNESS WHEREOF, the Grantors and SNH have caused this Agreement to be executed by their respective duly authorized signatories as of the day and year first above written.

GRANTORS:

HRPT PROPERTIES TRUST, a Maryland real estate investment trust

By:	/s/ John C. Popeo
John C. Popeo
Treasurer and Chief Financial Officer

BLUE DOG PROPERTIES TRUST, a Maryland real estate investment trust

By:	/s/ John C. Popeo
John C. Popeo
Treasurer

CEDARS LA LLC, a Delaware limited liability company

By:	/s/ John C. Popeo
John C. Popeo
Treasurer

HRP NOM L.P., a Delaware limited partnership

By:	HRP Nom L.L.C., a Delaware limited liability company, its general partner

By:	HRP Nom Inc., a Delaware corporation, its managing member

By:	/s/ John C. Popeo
John C. Popeo
Treasurer

HRP NOM 2 L.P., a Delaware limited partnership

By:	HRP Nom 2 L.L.C., a Delaware limited liability company, its general partner

By:	HRP Nom 2 Inc., a Delaware corporation, its managing member

By:	/s/ John C. Popeo
John C. Popeo
Treasurer

HRPT MEDICAL BUILDINGS REALTY TRUST, a Massachusetts nominee trust

By:	/s/ John A. Mannix
John A. Mannix, as trustee as
aforesaid and not individually

By:	/s/ John C. Popeo
John C. Popeo, as trustee as
aforesaid and not individually

HUB PROPERTIES TRUST, a Maryland real estate investment trust

By:	/s/ John C. Popeo
John C. Popeo
Treasurer

LAKEWOOD PROPERTY TRUST, a Maryland real estate investment trust

By:	/s/ John C. Popeo
John C. Popeo
Treasurer

LTMAC PROPERTIES LLC, a Maryland limited liability company

By:	/s/ John C. Popeo
John C. Popeo
Treasurer

HUB MID-WEST LLC, a Maryland limited liability company

By:	/s/ John C. Popeo
John C. Popeo
Treasurer

ROSEDALE PROPERTIES LIMITED LIABILITY COMPANY, a Delaware limited liability company

By:	Rosedale Properties, Inc., a Delaware corporation, its managing member

	By:	/s/ John C. Popeo
John C. Popeo
Treasurer

SNH:

SENIOR HOUSING PROPERTIES TRUST, a Maryland real estate investment trust

By:	/s/ David J. Hegarty
David J. Hegarty
President

Schedule A

Right of First Refusal Properties

Cedars Sinai I (East)	Los Angeles, CA
Cedars Sinai II (West)	Los Angeles, CA
One Franklin Plaza	Philadelphia, PA
Brookline Avenue	Boston, MA
4411 The 25 Way	Albuquerque, NM
3000 Coffs Falls Road	Manchester, NH
2444 West Las Palmaritas Drive	Phoenix, AZ
1305 Corporate Center Drive	Egan, MN
1675 Lakeside Drive	Waukegan, IL
1615 Lakeside Street	Waukegan, IL
Sorrento Valley	San Diego, CA
Boylston Street	Boston, MA
Potomac Circle	Aurora, CO
100 Hampshire	Mansfield, MA
5 Hampshire	Mansfield, MA
15 Hampshire	Mansfield, MA
35 Thorpe Avenue	Wallingford, CT
59 Executive Park South	Atlanta, GA
2828 Paa Street	Oahu, HI
Owens & Minor Building	Greensburg, PA
AOC-Randolph Building	Albuquerque, NM
ACC-Buena Vista Building	Albuquerque, NM
AOC-LAB Building	Albuquerque, NM
AOC-Sandia Vista Building	Albuquerque, NM
730 Holiday Drive	Pittsburgh, PA
960 Harvest Run Drive A	Blue Bell, PA
960 Harvest Run Drive B	Blue Bell, PA
960 Harvest Run Drive C	Blue Bell, PA
40 Sebethe Drive	Cromwell, CT
6937 IH 35 North-Am. Founders	Austin, TX
201 Executive Center Drive	Columbia, SC
One Southern Court	West Columbia, SC
723 Dresher Road	Horsham, PA
216 Mall Boulevard	King of Prussia, PA
5260 Naiman Parkway	Solon, OH
866 North Main Street	Wallingford, CT
Rosedale Corp. Plaza - Bldg. A	Rosedale, MN
1052 Ahua Street	Oahu, HI
3231 Gulley Road	Dearborn, MI
22 Executive Park West	Atlanta, GA
Lakewood Building A	Austin, TX
9779 Business Park Drive	Sacramento, CA

Schedule B-1 through B-35

Legal Descriptions of ROFR Properties

Certain Schedules to this agreement have been omitted. The Company agrees to furnish supplementally copies of any of the omitted Schedules to the Securities and Exchange Commission upon request.